Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 77 to Registration Statement No. 002-84776 on Form N-1A of our reports each dated January 16, 2008 relating to the financial statements and financial highlights of Fidelity Advisor Series I, including Fidelity Advisor Growth Opportunities Fund, Fidelity Advisor Equity Growth Fund and Fidelity Advisor Equity Income Fund: each of our reports dated January 18, 2008 for Fidelity Advisor Mid-Cap Stock Fund, Fidelity Advisor Large Cap Stock Fund and Fidelity Advisor Growth & Income Fund; and each of our reports dated January 22, 2008 for Fidelity Advisor Strategic Growth Fund, Fidelity Advisor Value Strategies Fund and Fidelity Advisor Equity Value Fund, appearing in the Annual Report on Form N-CSR of Fidelity Advisor Series I for the year ended November 30, 2007, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

January 25, 2008